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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) December 10, 2004



                       United Investors Income Properties
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             (Exact Name of Registrant as Specified in its Charter)

                     Missouri                                0-17646                                  43-1483942
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     (State or Other Jurisdiction of            (Commission File Number)            (I.R.S. Employer Identification No.)
             Incorporation)
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                                55 Beattie Place
                                  P.O. Box 1089
                        Greenville, South Carolina 29602
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code (864) 239-1000



                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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ITEM 1.02.        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         On September 27, 2004 (the "Effective Date"), United Investors Income
Properties, a Missouri limited partnership (the "Partnership"), entered into an agreement (as amended, the "Purchase Agreement"), with Bronson Place Associates,
LLC, a Delaware limited liability company (the "Purchaser"), which is affiliated with the general partner of the Partnership. Under the terms of the Purchase
Agreement, the Purchaser agreed to purchase Bronson Place Apartments, a 70-unit apartment complex located in Mountlake Terrace, Washington (the "Property"), for a gross purchase price of $3,800,000, subject to certain conditions (the
"Purchase Price").

         Under the terms of the Purchase Agreement, either party to the Purchase
Agreement may terminate the Purchase Agreement at any time prior to closing, acting in their sole discretion and for any reason or no reason, upon written notice to the other party. Upon further examination of the Property's market area and the Property's position within that market, the Partnership determined not to sell the Property at this time. On December 10, 2004, the Partnership delivered written notice to the Purchaser of its election to terminate the Purchase Agreement pursuant to its terms.

         The following is a summary of the additional material terms and conditions of the Purchase Agreement.

         -The parties made limited representations and warranties, which were not to survive the closing.

         -In addition to customary closing conditions, the Partnership's obligations under the Purchase Agreement were conditioned upon the failure to receive objections to the proposed sale from limited partners owning a majority of the units of limited partnership interest in the Partnership not owned by the general partner or its affiliates.

         -The Partnership and the Purchaser agreed to provide to the limited partners of the Partnership contractual dissenters' appraisal rights that are based upon such rights afforded to shareholders in corporate mergers under the corporation laws of the state of Missouri.

         -If the Property was damaged or destroyed prior to the Closing and the cost of repair was more than $500,000, then the Purchaser would have had the option to terminate the Purchase Agreement or to proceed under the Purchase
Agreement. If the damage was less than $500,000, the Purchaser would not have the option to terminate the Purchase Agreement. In either case where the Purchase Agreement is not terminated, the Purchaser would assume the responsibility for repair and would receive payment or assignment of all insurance proceeds together with any insurance deductible with respect to the insurance proceeds.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 14, 2004                 UNITED INVESTORS INCOME PROPERTIES

                                        By:  United Investors Real Estate, Inc.,
                                             Its General Partner


                                        By:  /s/ Martha L. Long
                                             -----------------------------------
                                             Martha L. Long
                                             Senior Vice President

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